Exhibit 99.2

Private and Confidential

Legal Opinion

To Building DreamStar Technology Inc.

July 15th, 2021

Dear Sirs:

1.	We are lawyers qualified in the People’s Republic of China (the "PRC") and are qualified to issue opinions on the PRC Laws (as defined in Section 4). For the purpose of this legal opinion (this "Opinion"), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.	We act as PRC counsel to Building DreamStar Technology Inc. (the "Company"), a company incorporated under the laws of the Cayman Islands, in connection with (a) the proposed initial public offering (the "Offering") by the Company of 5,290,000 Ordinary Shares, par value US$0.0001 per share of the Company ("Ordinary Shares") (the "Offered Securities"), in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended), and (b) the Company’s proposed listing of the Offered Securities on the NASDAQ Capital Market ((a) and (b) above collectively, the "Transactions").

3.	In connection with the Transactions, we have been requested to provide this Opinion as to (i) the PRC Group Companies (as defined below) and (ii) certain matters relating to the PRC Laws (as defined below).

北京   •   上海    •    深圳    •    广州    •    成都    •   武汉    •    重庆    •     青岛   •   杭州    •    香港    •    东京    •    伦敦    •    纽约    •    洛杉矶    •   旧金山

Beijing • Shanghai • Shenzhen • Guangzhou • Chengdu • Wuhan • Chongqing • Qingdao • Hangzhou • Hong Kong • Tokyo • London • New York • Los Angeles • San Francisco

LEGAL OPINION

4.	The following terms as used in this Opinion are defined as follows:

	"Governmental Agency"	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC.

	"Governmental Authorization"	means any approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agencies pursuant to any PRC Laws.

	"Intellectual Property Rights"	means trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how, proprietary rights, computer software and other intellectual property and similar rights, including registrations and applications for registration thereof.

	"VIE Agreements"	means the "VIE Agreements" described in the "Corporate History and Structure" section of the Prospectus, as listed in Schedule II hereto.

	"M&A Rules"	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission ("CSRC") and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009.

	"Material Adverse Effect"	means the material and adverse effect, resulting from any event, circumstance, condition, occurrence or situation or any combination of the foregoing, upon the conditions (financial or otherwise), business, properties or results of operations or prospects of the Company, the PRC Group Companies, and other subsidiaries of the Company taken as a whole.

	"Other Subsidiaries of the Company"	means the direct or indirect subsidiaries of the Company described in the diagram of "Corporate History and Structure" section of the Prospectus, other than the PRC Group Companies.

LEGAL OPINION

"PRC Group Companies"	means PRC Subsidiaries, the Variable Interest Entities and VIE Subsidiaries as listed in Schedule I hereto.

"PRC Laws"	mean any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

"PRC Shareholders"	means Houde Li（李厚德）, Wangxia Liu （刘望霞）, Dongguan Fuhua Equity Investment Partnership (Limited Partnership) （东莞市富华股权投资合伙企业（有限合伙））, Dongguan Guangsheng Equity Investment Partnership (Limited Partnership) （东莞市广胜股权投资合伙企业（有限合伙））, Dongguan Fusheng Equity Investment Partnership (Limited Partnership) （东莞市富胜股权投资合伙企业（有限合伙））, Dongguan Moyi Investment Partnership (Limited Partnership) （东莞市摩亿投资合伙企业（有限合伙））, Dongguan Mofeng Investment Partnership (Limited Partnership) （东莞市摩丰投资合伙企业（有限合伙））, Shenzhen CDF-Capital Co., Ltd. （深圳市创东方投资有限公司）, Dongguan Jifeng Investment Partnership (Limited Partnership) （东莞市冀丰投资合伙企业（有限合伙））, Dongguan Yicai Investment Partnership (Limited Partnership) （东莞市益财投资合伙企业（有限合伙））.

"PRC Subsidiaries" or “PRC WFOEs”	mean Shenzhen Building Dream Star Chuangxiang Technology Company Limited (深圳市筑梦创享科技有限公司), and Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司）.

"Prospectus"	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

"RMB"	means the lawful currency of the PRC.

"SAFE Rules"	means the Circular on Issues relating to the Administration of Foreign Exchange in Fund-Raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies issued by the State Administration of Foreign Exchange of the PRC ("SAFE") on July 4, 2014 and related rules and regulations.

LEGAL OPINION

"US$"	means the lawful currency of the United States of America.

"Variable Interest Entity"	means Shenzhen Building DreamStar Co., Ltd. （深圳市筑梦之星科技有限公司）

"VIE Subsidiaries"	means any and all subsidiaries of the Variable Interest Entity as listed in Schedule I hereto.

5.	In rendering this Opinion we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by Governmental Agencies in the PRC and officers of the Company, and/or the PRC Group Companies and other instruments (the "Documents") as we have considered necessary, advisable or desirable for the purpose of rendering this Opinion. Where certain facts were not, or may not be possible to be independently established by us, we have relied upon certificates or statements or representations issued or made by relevant Governmental Agencies of the PRC and the appropriate representatives of the Company and/or the PRC Group Companies with the proper powers and functions, and we have qualified our opinion as "to our knowledge after due and reasonable inquiries" without further independent investigation.

In examining the Documents and for the purpose of giving this Opinion, we have assumed:

(a)	each and all of factual representations, warranties and statements of the Company and the PRC Group Companies contained in the Documents are true, accurate and complete as of the date of this Opinion;

(b)	the genuineness of all the signatures, seals and chops and the authenticity of the Documents submitted to us as originals, and the conformity with authentic original documents submitted to us as copies;

(c)	the truthfulness, accuracy and completeness of all corporate minutes and resolutions of or in connection with the PRC Group Companies as they were presented to us;

(d)	the truthfulness, accuracy and completeness of all factual statements in the Documents and all other factual information provided to us by each of the Company and the PRC Group Companies;

LEGAL OPINION

(e)	the truthfulness, accuracy and completeness of the statements made by the Company and the PRC Group Companies in response to our inquiries for the purposes of this Opinion;

(f)	that the Documents which have been presented to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied or supplemented, except as noted therein;

(g)	that all parties thereto, other than the PRC Group Companies, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those Documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder; and

(h)	the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the PRC Laws.

6.	Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

(1)	Incorporation and Existence of PRC Group Companies.

The PRC WFOEs have been duly incorporated and are validly existing as wholly foreign-owned enterprises with legal person status and limited liability under the PRC Laws and their business licenses and articles of association are in full force and effect under, and in compliance with, the PRC Laws. The total registered capital of each of the PRC WFOEs shall be paid in accordance with contribution schedule under the relevant PRC Laws. All the equity interests of the PRC WFOEs are legally owned by its shareholder HK Building DreamStar Technology Limited （香港築夢之星科技有限公司）, and, to our knowledge after due and reasonable inquiries, such equity interests are free and clear of all security interest, encumbrances, mortgage, pledge, liens, equities or claims or any third-party right. To our knowledge after due and reasonable inquiries, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in the PRC WFOEs. All Governmental Authorizations required under the PRC Laws for the ownership by its shareholder of its equity interests in the PRC WFOEs have been duly obtained.

LEGAL OPINION

The Variable Interest Entity has been duly incorporated and is validly existing as a limited liability company with legal person status under the PRC Laws and their respective business license and articles of association are in full force and effect under, and in compliance with, the PRC Laws. The registered capital of the Variable Interest Entity has been fully paid in accordance with the relevant PRC Laws. All the equity interests of the Variable Interest Entity are legally owned as to 46.6891% by Houde Li, 9.4512% by Wangxia Liu, 10.4909% by Dongguan Fuhua Equity Investment Partnership (Limited Partnership), 8.5061% by Dongguan Fusheng Equity Investment Partnership (Limited Partnership), 5.6707% by Dongguan Mofeng Investment Partnership (Limited Partnership), 5.1982% by Dongguan Guangsheng Equity Investment Partnership (Limited Partnership), 7.5610% by Dongguan Moyi Investment Partnership (Limited Partnership), 0.9451% by Shenzhen CDF-Capital Co., Ltd., 4.2531% by Dongguan Jifeng Investment Partnership (Limited Partnership) and 1.2346% by Dongguan Yicai Investment Partnership (Limited Partnership). To our knowledge after due and reasonable inquiries, except for the pledges and options on the equity interests of the Variable Interest Entity under the VIE Agreements, which are described in the Registration Statement and the Prospectus , such equity interests are free and clear of all security interest, encumbrances, mortgage, pledge, liens, equities or claims or any third-party right. Except for the pledges and options on the equity interests of the Variable Interest Entity under the VIE Agreements, which are described in the Registration Statement and the Prospectus, to our knowledge after due and reasonable inquiries, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in the Variable Interest Entity. All Governmental Authorizations required under the PRC Laws for the ownership by the PRC Shareholders of their respective equity interests in the Variable Interest Entity have been duly obtained.

Each of the VIE Subsidiaries has been duly incorporated and is validly existing as a limited liability company with legal person status or as a limited partnership under the PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with, the PRC Laws. Registered capital of part of VIE Subsidiaries is outstanding and shall be paid in accordance with contribution schedule under the relevant PRC Laws. All the equity interests of each of the VIE Subsidiaries are legally owned by its respective shareholders, and, to our knowledge after due and reasonable inquiries, such equity interests are free and clear of all security interest, encumbrances, mortgage, pledge, liens, equities or claims or any third-party right. To our knowledge after due and reasonable inquiries, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the VIE Subsidiaries. All Governmental Authorizations required under the PRC Laws for the ownership by the shareholders of their respective equity interests in each of the VIE Subsidiaries have been duly obtained.

(2)	Corporate Structure. The descriptions of the corporate structure of the PRC Group Companies set forth in "Corporate History and Structure" section of the Prospectus are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects. The descriptions of the events and transactions set forth in "Corporate History and Structure" section of the Prospectus and, to the extent that such descriptions relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, "Related Party Transactions" section of the Prospectus, are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects. Except as disclosed in the Registration Statement and the Prospectus, the ownership structure of the PRC Group Companies as set forth in the Prospectus has been in compliance, and immediately after the consummation of the Transactions will comply, with the current PRC Laws, and no consent, approval, license, registration, filings, or any other necessary steps required under the PRC Laws other than those already obtained is required under the existing PRC Laws for the establishment of such ownership structures.

LEGAL OPINION

(3)	VIE Agreements. Except as disclosed in the Registration Statement and the Prospectus, the transactions under the VIE Agreements conducted in the PRC involving the Variable Interest Entity or the PRC Shareholders relating to the establishment of such ownership structure as described in the Section "Corporate History and Structure" section of the Prospectus have been in compliance, and immediately after the due consummation of the Transactions will comply, with the current PRC Laws.

Each of the parties to the VIE Agreements has the legal right and full power and authority to enter into and perform its obligations under each of the VIE Agreements to which it is a party. Each party to the VIE Agreements has taken all necessary corporate actions to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the VIE Agreements to which it is a party; and, except as disclosed in the Registration Statement and the Prospectus, each of the VIE Agreements is valid and legally binding to each party to such agreements under the PRC Laws, admissible as evidence and enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Except as disclosed in the Registration Statement and the Prospectus, each of the VIE Agreements does not and the execution and delivery thereof by the parties thereto, the due performance by each of the parties thereto of its obligations thereunder, and the due consummation by each of the parties thereto of the transactions contemplated therein, did not, do not and will not (A) result in any violation of the provisions of its articles of association or business license or any Governmental Authorization, as applicable; (B) result in any violation of or penalty under any PRC Laws; (C) to our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or any other material agreement or instrument to which any of such parties is a party or by which any of them is bound or to which any of their property or assets is subject, and to our knowledge after due and reasonable inquiries, no such VIE Agreement has been amended or revoked or is liable to be set aside under any PRC Laws for (A), (B) and (C) above. Except as disclosed in the Registration Statement and the Prospectus, no Governmental Authorizations are required to be obtained for the performance by any of the parties to the VIE Agreements of their respective obligations or for the transactions contemplated thereunder other than those already obtained.

LEGAL OPINION

(4)	Business. Except as disclosed in the Registration Statement, the Prospectus and Schedule III, each of the PRC Group Companies (A) has full legal right, power and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and described in the Registration Statement and the Prospectus after our due and reasonable inquiries and is duly qualified to transact business in each jurisdiction in which it owns or uses or leases properties, conducts any business or in which such qualification is required, subject to item (B) below, and (B) has all necessary Governmental Authorizations to conduct its business in the manner described in the Registration Statement and the Prospectus, except where lack of the Governmental Authorization would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect and such Governmental Authorizations contain no materially burdensome restrictions or conditions not described in the Registration Statement and the Prospectus. To our knowledge after due and reasonable inquiries, (a) except as disclosed in the Registration Statement and the Prospectus, each of the PRC Group Companies is in compliance with the provisions of all Governmental Authorizations in all material respects, (b) none of the PRC Group Companies has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorization, no circumstances have arisen such that any of such Governmental Authorizations may be revoked, suspended, cancelled or withdrawn or (where relevant) cannot be renewed upon its expiration date.

(5)	Compliance with Articles of Association. Except as disclosed in the Registration Statement and the Prospectus, to our knowledge after due and reasonable inquiries, the business carried out by each of the PRC Group Companies complies with its articles of association in effect and is within the business scope described in its current business license.

(6)	Use of Proceeds. Except as disclosed in the Registration Statement and the Prospectus, the application of the net proceeds to be received by the Company from the Offering as contemplated by the Registration Statement and the Prospectus, will not contravene any provision of applicable PRC Laws, or the articles of association, or the business license of each of the PRC Group Companies or contravene the terms or provisions of, or to our knowledge after due and reasonable inquiries, constitute a default under, as known to us, any mortgage, loan agreement, note, lease or other agreement or instrument binding upon any PRC Group Company, or any judgment, order or decree of any Governmental Agency in the PRC.

(7)	No Violation or Default. To our knowledge after due and reasonable inquiries, none of the PRC Group Companies is in breach or violation of or in default under, as the case may be, (A) except as disclosed in the Registration Statement and the Prospectus, its articles of association and business licenses or any other constituent documents, (B) any bank loan or credit agreement or other evidence of indebtedness governed by the PRC Laws nor has any event occurred which with notice, lapse of time, or both that are known to us would result in any breach of, or constitute default under or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or part of such indebtedness, (C) except as disclosed in the Registration Statement and the Prospectus, any obligation, license, lease, contract or other agreement or instrument governed by the PRC Laws to which the Company, any PRC Group Company, or any Other Subsidiaries of the Company is a party or by which any of them may be bound or affected, that are known to us, or (D) except as disclosed in the Registration Statement and the Prospectus, any PRC Law, or any verdict, judgment or order of any court in the PRC, applicable to the Company, any PRC Group Companies or any Other Subsidiaries of the Company in any material aspect; except for situations under clause (B) and (C) that would not reasonable be expected to have, individually or in aggregate, a Material Adverse Effect.

LEGAL OPINION

(8)	M&A Rules. On August 8, 2006, six Governmental Agencies, namely, the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and were amended in June 22, 2009. The M&A Rules purport, among other things, to require that offshore special purpose vehicles, or SPVs, that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, CSRC published a notice on its official website specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. As disclosed in the Registration Statement, under the current PRC Laws as well as the procedures announced on September 21, 2006, the Company is not required to submit an application to CSRC for its approval of the Transactions, because (a) the Company established the PRC WFOEs by means of direct investment rather than by merger or acquisition of the equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are beneficial owners of the Company, and (b) no provision in the M&A Rules clearly classifies the contractual arrangements as a type of transaction subject to the M&A Rules.

(9)	SAFE Rules Compliance. Except as disclosed in the Registration Statement and the Prospectus, to our knowledge after due and reasonable inquiries, PRC residents Fuzhou Xu, Hongxia Sun, Ge Liu, Wangxia Liu, Houde Li, Yin Zhan, Kaipeng Li, Hanbin Huang, Qingnv Li, Jianing Xiao, Yuzhen Qiu, the indirect shareholders of the Company through holding companies established in the British Virgin Islands, according to the SAFE Rules, have completed all relevant registration and other procedures required under the SAFE Rules.

(10)	Absence of Further Action. No Governmental Authorization from any Governmental Agency are required in connection with (A) the issuance and sale of the Offered Securities, and (B) consummation by the Company and the Underwriters of the transactions contemplated by the Underwriting Agreement.

(11)	No Violation. The issuance, sale and delivery of the Offered Securities at the applicable closing date, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the due consummation by the Company of the transactions contemplated therein, (A) to our knowledge after due and reasonable inquiries, do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which any of the PRC Group Companies is a party or by which any of the PRC Group Companies is bound or to which any of the properties or assets of any of the PRC Group Companies is bound or subject; (B) do not result in any violation of the provisions of the articles of association, business licenses or any other constituent documents of any of the PRC Group Companies; and (C) do not result in any violation of any provision of the PRC Laws.

LEGAL OPINION

(12)	Title to Property and Leased Assets. Except as disclosed in the Registration Statement and the Prospectus, to our knowledge after due and reasonable inquiries, (a) each of the PRC Group Companies has legal and valid title to all of its material real and personal properties and assets, in each case, free and clear of any liens, charges, encumbrances, equities, claims, defects, options or restrictions; (b) each lease agreement in effect to which any PRC Group Companies is a party is duly executed, legally binding and enforceable in accordance with their terms under PRC Laws; and (c) none of the Company, the PRC Group Companies or any other Subsidiaries of the Company owns, operates, manages or has any other right or interest in any other material real property of any kind in the PRC.

(13)	Guarantees. To our knowledge after due and reasonable inquiries, there are no material outstanding guarantees or material contingent payment obligations of any of the PRC Group Companies in respect of indebtedness of third parties.

(14)	Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, each PRC Group Company owns or has valid licenses in full force and effect or otherwise has the legal right to use all material Intellectual Property Rights currently employed by it in connection with the business currently operated by it. To our knowledge after due and reasonable inquiries, there have been no material disputes with any of the parties to such license agreements, and there are no facts or circumstances that may lead to any material disputes with such parties or any pre-mature expiration of such license agreements. Except as disclosed in the Registration Statement and the Prospectus, to our knowledge after due and reasonable inquiries, none of the PRC Group Companies is infringing, misappropriating or violating any Intellectual Property Rights of any third party in the PRC, nor has any of the PRC Group Companies received any notice of infringement of or conflict with asserted rights of others with respect to any such right of others, except for the situations that would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect.

(15)	Dividends. Except as disclosed in the Registration Statement and the Prospectus, all dividends and other distributions declared and payable upon the equity interest of the PRC Group Companies directly or indirectly owned by the Company in accordance with the PRC Laws may under the current PRC Laws be paid in RMB which may be converted into foreign currency and freely remitted out of the PRC without the necessity of obtaining any Governmental Authorization from any Governmental Agency, provided that any enterprise income tax, if applicable to the Company as described in the Registration Statement and the Prospectus, has been duly withheld and the remittance of such dividends and other distributions outside of the PRC complies with the procedures required under the PRC Laws relating to foreign exchange.

LEGAL OPINION

(16)	PRC Taxes. To our knowledge after due and reasonable inquiries, none of the PRC Group Companies has been investigated, claimed or penalized for any material PRC tax incompliance which might be assessed against it or any material penalty imposed in connection with any late payment of PRC taxes. Except as disclosed in the Registration Statement and the Prospectus, there are no material PRC fees or taxes that are or will become applicable to the Company, the PRC Group Companies or any Other Subsidiaries of the Company as a consequence of the completion of the Offering. Other than potential withholding of PRC taxes on holders of the Offered Securities who are non-resident enterprises of the PRC in respect of (A) any payments, dividends or other distributions made on the Offered Securities or (B) gains made on sales of the Offered Securities between non-resident enterprises of the PRC consummated outside the PRC, which have been fully and accurately described in the Prospectus, there are no other PRC income tax or other taxes or duties applicable to such holders of the Offered Securities unless the holder thereof is subject to such taxes in respect of the Offered Securities by reason of being connected with the PRC other than by reason only of the holding of the Offered Securities or receiving payments in connection therewith as described in the Prospectus.

(17)	No Proceedings. To our knowledge after due and reasonable inquiries and except as disclosed in the Registration Statement and the Prospectus, there are no current, pending or threatened legal, arbitrative, regulatory, administrative or other governmental decisions, rulings, orders, demands, actions, proceedings or initiatives before any court, arbitration body or any Governmental Agencies in the PRC, to which any of the Company, any of the PRC Group Companies is a party or to which any of the assets of the Company, or any of the PRC Group Companies are subject, except those which would not reasonably be expected to have a Material Adverse Effect, individually or in aggregate. To our knowledge after due and reasonable inquires and except as disclosed in the Registration Statement and the Prospectus, no labor dispute, legal proceedings or other conflict with the employees of any of the PRC Group Companies exists or is imminent or threatened and there is no action, suit, proceeding, inquiry or investigation before or brought by any court or any Governmental Agencies, except such disputes, legal proceedings or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect.

(18)	No Liquidation. To our knowledge after due and reasonable inquiries, none of the PRC Group Companies has taken any corporate action, nor have any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorization.

(19)	Absence of Reporting Obligations. Except as disclosed in the Registration Statement and the Prospectus, there are no reporting obligations to any Governmental Agency under PRC Laws on the holders of the Offered Securities who are not PRC residents.

LEGAL OPINION

(20)	No Deemed Residence. As a matter of PRC Laws, no holder of the Offered Securities who is not a PRC resident will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Offered Securities. There are no limitations under the PRC Laws on the rights of holders of the Offered Securities who are not PRC residents to hold, vote or transfer their securities nor are there any statutory pre-emptive rights or transfer restrictions applicable to the Offered Securities.

(21)	Submission to Jurisdiction. The submission of the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that the Underwriting Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by PRC courts; service of process effected in the manner set forth in the Underwriting Agreement will be effective to confer jurisdiction over the subsidiaries, assets and property of the Company in the PRC, subject to compliance with relevant treaties or other form of reciprocity between the PRC and other jurisdictions and civil procedural requirements in the PRC; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement will be recognized by PRC courts, subject to compliance with relevant treaties or other form of reciprocity between the PRC and other jurisdictions and civil procedural requirements in the PRC.

(22)	Validity of Indemnification Provisions. The indemnification and contribution provisions set forth in the Underwriting Agreement do not contravene the PRC Laws, and insofar as matters of PRC Laws are concerned, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights; each of the Underwriting Agreement is in proper legal form under PRC Laws for the enforceability thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

(23)	No Stamp Tax. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of its subsidiaries, or any Underwriter to the Governmental Agencies or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Offered Securities and Ordinary Shares, (B) the sale and delivery by the Company of the Offered Securities to or for the accounts of the Underwriters in the manner contemplated in the Underwriting Agreement, (C) the execution, delivery and performance of the Underwriting Agreement by the Company, or (D) the sale and delivery by the Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated in the Registration Statement.

LEGAL OPINION

(24)	No Licensing Requirement. The entry into, and performance or enforcement of the Underwriting Agreement in accordance with its respective terms will not subject any of the Underwriters to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any PRC Law by reason of entry into, performance or enforcement of the Underwriting Agreement.

(25)	No Sovereign Immunity. Under the PRC Laws, none of the Company or its subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity or otherwise on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

(26)	Statements in the Prospectus. The statements in the Prospectus under the headings "Prospectus Summary", "Risk Factors", "Corporate History and Structure", "Management’s Discussion and Analysis of Financial Condition and Results of Operations", "Enforceability of Civil Liabilities", "Dividend Policy", "Business", "Management", "Related Party Transactions", "Regulation", "Taxation" and "Legal Matters" (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

(27)	Disclosure. Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to our attention that causes us to believe that the Registration Statement, at the time it became effective or as of the date hereof, or the Prospectus, as of its date and as of the date hereof, in each case other than the financial statements and related schedules and other financial data contained therein, as to which we express no opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.	This opinion is subject to the following qualifications:

(a)	This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

LEGAL OPINION

(b)	We have not verified, and express no opinion on, the truthfulness, accuracy and completeness of all factual statements expressly made in the Documents.

(c)	This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(d)	This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered solely to you for the purpose hereof only and may not be issued, quoted or disclosed to any other party for any other purpose without our prior written consent.

This Opinion is given for the benefit of the addressee hereof, and without our express prior written consent, may not be relied upon by any person or entity other than the addressee and its international legal counsel. Save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the international legal counsel of the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the U.S. Securities and Exchange Commission or any other regulatory agencies.

[The remainder of this page is intentionally left blank.]

LEGAL OPINION

[Signature Page]

Yours faithfully,

/s/ Zhong Lun Law Firm

Zhong Lun Law Firm

LEGAL OPINION

SCHEDULE I
PRC GROUP COMPANIES

NO.	English Names	Chinese Names
1	Hangzhou Building Dream Star Chuangxiang Technology Company Limited	杭州筑梦创享科技有限公司
2	Shenzhen Building Dream Star Chuangxiang Technology Company Limited	深圳市筑梦创享科技有限公司
3	Shenzhen Building DreamStar Co., Ltd.	深圳市筑梦之星科技有限公司
4	Shenyang Gongxiangzhixing Incubator Co., Ltd.	沈阳共享之星孵化器有限公司
5	Wuhan Chuangxiangzhixing Technology Co., Ltd.	武汉市创享之星科技有限公司
6	Xi’an Chuangxiangzhixing Incubator Co., Ltd.	西安创享之星企业孵化器有限公司
7	Qingdao Building DreamStar Innovation Technology Co., Ltd.	青岛筑梦之星创新科技有限公司
8	Fuzhou Building DreamStar Technology Co., Ltd.	福州市筑梦之星科技有限公司
9	Changsha Junzhu Entrepreneurship Service Co., Ltd.	长沙市君竹创业服务有限公司
10	Beijing Building DreamStar Technology Co., Ltd.	北京筑梦之星科技有限公司
11	Yunmeng Building DreamStar Technology Co., Ltd.	云梦筑梦之星科技有限公司
12	Tianjin Building DreamStar Entrepreneurship Technology Co., Ltd.	天津市筑梦之星创业科技有限公司
13	Tianjin Building DreamStar Technology Co., Ltd.	天津市筑梦之星科技有限公司
14	Shenzhen Building DreamStar Entrepreneurship Service Co., Ltd.	深圳市筑梦之星创业服务有限公司
15	Anyang Future Space Entrepreneurship Space Service Co., Ltd.	安阳市未来空间创业空间服务有限公司
16	Tianjin Building DreamStar Maker Space Co., Ltd.	无锡市筑梦之星众创空间有限公司
17	Chengdu Building DreamStar Technology Co., Ltd.	成都筑梦之星科技有限公司
18	Changsha Haomi Entrepreneurship Service Co., Ltd.	长沙市毫米创业服务有限公司
19	Shenzhen Unicorn Incubator Co., Ltd.	深圳市独角兽孵化器有限公司
20	Guiyang Building DreamStar Technology Co., Ltd.	贵阳市筑梦之星科技有限公司
21	Wuxi Haomi Maker Space Co., Ltd.	无锡市毫米创客空间有限公司
22	Ji’nan Building DreamStar Technology Enterprise Incubator Co., Ltd.	济南市筑梦之星科技企业孵化器有限公司
23	Shenyang Building DreamStar Technology Co., Ltd.	沈阳市筑梦之星科技有限公司
24	Nanchang Building DreamStar Incubation Service Co., Ltd.	南昌市筑梦之星企业孵化服务有限公司
25	Shenzhen Building DreamStar Enterprise Service Co., Ltd.	深圳市筑梦之星企业服务有限公司
26	Shenzhen Gongxiangkongjian Incubator Co., Ltd.	深圳市共享空间孵化器有限公司

LEGAL OPINION

NO.	English Names	Chinese Names
27	Fuzhou Gongxiangkongjian Incubator Management Co., Ltd.	福州共享空间孵化器管理有限公司
28	Shenzhen Jinhui Commercial Technology Co., Ltd.	深圳锦会商业科技有限公司
29	Anqing Building DreamStar Enterprise Incubator Co., Ltd.	安庆筑梦之星企业孵化器有限公司
30	Shanxi Building DreamStar Technology Co., Ltd.	陕西筑梦之星科技有限公司
31	Tianjin Zhumengruige Technology Co., Ltd.	天津筑梦瑞格科技有限公司
32	Foshan Building DreamStar Technology Co., Ltd.	佛山市筑梦之星科技有限公司
33	Hangzhou Building DreamStar Technology Co., Ltd.	杭州筑梦之星科技有限公司
34	Shenzhen Qianhai Dongfang Shengding Venture Capital Fund Management Co., Ltd.	深圳市前海东方盛鼎创业投资基金管理有限公司
35	Shenzhen Chuangzhangu Innovation Entrepreneurship Co., Ltd.	深圳市创展谷创新创业中心有限公司
36	Hong Kong Dream Star Technology Co., Limited	香港筑梦之星科技有限公司
37	Shenzhen Shengshifangzhou Management Co., Ltd.	深圳盛世方舟管理有限公司
38	Nanjing Dongzhong Enterprise Management Co., Ltd.	南京市东众企业管理有限公司
39	Taiyuan Building DreamStar Technology Co., Ltd.	太原市筑梦之星科技有限公司
40	Suzhou Building DreamStar Incubator Management Co., Ltd.	苏州筑梦之星孵化管理有限公司
41	Hangzhou Building DreamStar Enterprise Service Co., Ltd.	杭州筑梦之星企业服务有限公司
42	Chengdu Dongzhong Enterprise Management Consulting Co., Ltd.	成都东众企业管理咨询有限公司
43	Shenzhen Dongzhong Enterprise Management Co., Ltd.	深圳东众企业管理有限公司
44	Shanghai Hanqing Enterprise Management Consulting Co., Ltd.	上海涵琴企业管理咨询有限公司
45	Shanghai Zhushan Enterprise Service Co., Ltd.	上海筑善企业服务有限公司
46	Shanghai Zhuqi Technology Co., Ltd.	上海筑企科技有限公司
47	Chongqing Building DreamStar Technology Co., Ltd.	重庆市筑梦之星科技有限公司
48	Longyan Building DreamStar Technology Co., Ltd.	龙岩市筑梦之星科技有限公司
49	Dongying Building DreamStar Enterprise Incubator Co., Ltd.	东营市筑梦之星企业孵化器有限公司
50	Nanjing Haomi Technology Co., Ltd.	南京市毫米科技有限公司
51	Shenzhen Fangtan Technology Co., Ltd.	深圳房探科技有限公司
52	Shanghai Zhuna Technology Co., Ltd.	上海筑捺科技有限公司
53	Shanghai Xianpu Entrepreneurship Incubator Management Co., Ltd.	上海仙浦创业孵化器管理有限公司
54	Shenzhen Dingsheng No.9 Investment Center (Limited Partnership)	深圳市盛鼎玖号投资中心（有限合伙）

LEGAL OPINION

NO.	English Names	Chinese Names
55	Shenzhen Dingsheng No.7 Investment Center (Limited Partnership)	深圳市盛鼎柒号投资中心（有限合伙）
56	Shenzhen Xiaojinniu Venture Capital Limited Partnership	深圳市小金牛创业投资有限合伙企业（有限合伙）
57	Shenzhen Qianhai Chuangzhangu Entrepreneurship Innovation Co., Ltd.	深圳市前海创展谷创业创新有限公司
58	Shenzhen Chuangzhangu Fule Investment Enterprise (Limited Partnership)	深圳创展谷富乐投资企业（有限合伙）
59	Wuhan Chuangzhangu Technology Co., Ltd.	武汉创展谷科技有限公司
60	Shenzhen Chuangzhangu Venture Capital Co., Ltd.	深圳创展谷创业投资有限公司
61	Shenzhen Shengding No.5 Venture Capital Partnership (Limited Partnership)	深圳市盛鼎伍号创业投资合伙企业（有限合伙）
62	Shenzhen Lion Investment Partnership （Limited Partnership）	深圳市狮子投资合伙企业（有限合伙）
63	Shenzhen Aibiying Investment (Limited Partnership)	深圳市艾比赢投资企业（有限合伙）
64	Building DreamStar Chuangxiang (Beijing) Technology Co. Ltd.	筑梦创享（北京）科技有限公司
65	Beijing Chuangxiangzhixing Technology Co. Ltd.	北京创享之星科技有限公司
66	Suqian Building DreamStar Technology Co. Ltd.	宿迁市筑梦之星科技有限公司
67	Dongying Chuangxiangzhixing Incubator Co., Ltd.	东营市创享之星企业孵化器有限公司
68	Mengzhou Building DreamStar Maker Space Technology Service Co., Ltd.	孟州市筑梦之星众创空间科技服务有限公司
69	Shanghai Zhusheng Maker Space Management Co., Ltd.	上海筑圣众创空间管理有限公司

LEGAL OPINION

SCHEDULE II
VIE AGREEMENTS

No.	Ducument	Signing Parties	Date
1	Exclusive Business Cooperation Agreement （独家业务合作协议）

Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司）

Shenzhen Building DreamStar Technology Co. Ltd. （深圳市筑梦之星科技有限公司）

Houde Li（李厚德）

Wangxia Liu （刘望霞）

Dongguan Fuhua Equity Investment Partnership (Limited Partnership) （东莞市富华股权投资合伙企业（有限合伙））

Dongguan Guangsheng Equity Investment Partnership (Limited Partnership) （东莞市广胜股权投资合伙企业（有限合伙））

Dongguan Fusheng Equity Investment Partnership (Limited Partnership) （东莞市富胜股权投资合伙企业（有限合伙））

Dongguan Moyi Investment Partnership (Limited Partnership) （东莞市摩亿投资合伙企业（有限合伙））

Dongguan Mofeng Investment Partnership (Limited Partnership) （东莞市摩丰投资合伙企业（有限合伙））

Shenzhen CDF-Capital Co., Ltd. （深圳市创东方投资有限公司）

Dongguan Jifeng Investment Partnership (Limited Partnership) （东莞市冀丰投资合伙企业（有限合伙））

Dongguan Yicai Investment Partnership (Limited Partnership) （东莞市益财投资合伙企业（有限合伙））

November 3, 2020
2	Exclusive Option Agreement （独家购买权协议）

Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司）

Houde Li（李厚德）

Wangxia Liu （刘望霞）

Dongguan Fuhua Equity Investment Partnership (Limited Partnership) （东莞市富华股权投资合伙企业（有限合伙））

Dongguan Guangsheng Equity Investment Partnership (Limited Partnership) （东莞市广胜股权投资合伙企业（有限合伙））

Dongguan Fusheng Equity Investment Partnership (Limited Partnership) （东莞市富胜股权投资合伙企业（有限合伙））

Dongguan Moyi Investment Partnership (Limited Partnership) （东莞市摩亿投资合伙企业（有限合伙））

Dongguan Mofeng Investment Partnership (Limited Partnership) （东莞市摩丰投资合伙企业（有限合伙））

Shenzhen CDF-Capital Co., Ltd. （深圳市创东方投资有限公司）

Dongguan Jifeng Investment Partnership (Limited Partnership) （东莞市冀丰投资合伙企业（有限合伙））

Dongguan Yicai Investment Partnership (Limited Partnership) （东莞市益财投资合伙企业（有限合伙））

Shenzhen Building DreamStar Technology Co. Ltd. （深圳市筑梦之星科技有限公司）

November 3, 2020

LEGAL OPINION

No.	Ducument	Signing Parties	Date
3	Equity Pledge Agreement （股权质押协议）

Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司）

Houde Li（李厚德）

Wangxia Liu （刘望霞）

Dongguan Fuhua Equity Investment Partnership (Limited Partnership) （东莞市富华股权投资合伙企业（有限合伙））

Dongguan Guangsheng Equity Investment Partnership (Limited Partnership) （东莞市广胜股权投资合伙企业（有限合伙））

Dongguan Fusheng Equity Investment Partnership (Limited Partnership) （东莞市富胜股权投资合伙企业（有限合伙））

Dongguan Moyi Investment Partnership (Limited Partnership) （东莞市摩亿投资合伙企业（有限合伙））

Dongguan Mofeng Investment Partnership (Limited Partnership) （东莞市摩丰投资合伙企业（有限合伙））

Shenzhen CDF-Capital Co., Ltd. （深圳市创东方投资有限公司）

Dongguan Jifeng Investment Partnership (Limited Partnership) （东莞市冀丰投资合伙企业（有限合伙））

Dongguan Yicai Investment Partnership (Limited Partnership) （东莞市益财投资合伙企业（有限合伙））

Shenzhen Building DreamStar Technology Co. Ltd. （深圳市筑梦之星科技有限公司）

November 3, 2020
4	Voting Rights Proxy Agreement （表决权委托协议）

Houde Li（李厚德）

Wangxia Liu （刘望霞）

Dongguan Fuhua Equity Investment Partnership (Limited Partnership) （东莞市富华股权投资合伙企业（有限合伙））

Dongguan Guangsheng Equity Investment Partnership (Limited Partnership) （东莞市广胜股权投资合伙企业（有限合伙））

Dongguan Fusheng Equity Investment Partnership (Limited Partnership) （东莞市富胜股权投资合伙企业（有限合伙））

Dongguan Moyi Investment Partnership (Limited Partnership) （东莞市摩亿投资合伙企业（有限合伙））

Dongguan Mofeng Investment Partnership (Limited Partnership) （东莞市摩丰投资合伙企业（有限合伙））

Shenzhen CDF-Capital Co., Ltd. （深圳市创东方投资有限公司）

Dongguan Jifeng Investment Partnership (Limited Partnership) （东莞市冀丰投资合伙企业（有限合伙））

Dongguan Yicai Investment Partnership (Limited Partnership) （东莞市益财投资合伙企业（有限合伙））

Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司）

Shenzhen Building DreamStar Technology Co. Ltd. （深圳市筑梦之星科技有限公司）

November 3, 2020

LEGAL OPINION

No.	Ducument	Signing Parties	Date
5	Power of Attorney （授权委托书）	Shenzhen Building Dream Star Chuangxiang Technology Company Limited（深圳市筑梦创享科技有限公司） Houde Li（李厚德）	November 3, 2020
6	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Wangxia Liu （刘望霞）	November 3, 2020
7	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Dongguan Fuhua Equity Investment Partnership (Limited Partnership) （东莞市富华股权投资合伙企业（有限合伙））	November 3, 2020
8	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Dongguan Guangsheng Equity Investment Partnership (Limited Partnership) （东莞市广胜股权投资合伙企业（有限合伙））	November 3, 2020
9	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Dongguan Fusheng Equity Investment Partnership (Limited Partnership) （东莞市富胜股权投资合伙企业（有限合伙））	November 3, 2020
10	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Dongguan Moyi Investment Partnership (Limited Partnership) （东莞市摩亿投资合伙企业（有限合伙））	November 3, 2020

LEGAL OPINION

No.	Ducument	Signing Parties	Date
11	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Dongguan Mofeng Investment Partnership (Limited Partnership) （东莞市摩丰投资合伙企业（有限合伙））	November 3, 2020
12	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Shenzhen CDF-Capital Co., Ltd. （深圳市创东方投资有限公司）	November 3, 2020
13	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Dongguan Jifeng Investment Partnership (Limited Partnership) （东莞市冀丰投资合伙企业（有限合伙））	November 3, 2020
14	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Dongguan Yicai Investment Partnership (Limited Partnership) （东莞市益财投资合伙企业（有限合伙））	November 3, 2020
15	Power of Attorney （授权委托书）	Hangzhou Building Dream Star Chuangxiang Technology Company Limited（杭州筑梦创享科技有限公司） Shenzhen Building DreamStar Technology Co. Ltd. （深圳市筑梦之星科技有限公司）	November 3, 2020
16	Consent Letter of Spouse （配偶同意函）	Houde Li	November 3, 2020
17	Consent Letter of Spouse （配偶同意函）	Wangxia Liu	November 3, 2020

LEGAL OPINION

SCHEDULE III
NON-COMPLIANCE OF THE LEASING PROPERTY

1. Non-compliance with filing requirements imposed by the PRC Law on Administration of Urban Real Estate.

The PRC Law on Administration of Urban Real Estate, promulgated in July 1994 by the Standing Committee of the National People’s Congress and most recently amended in August 2019, provides that written lease contracts shall be registered and filed with competent real estate administration authorities. As of the date of this Legal Opinion, PRC Group Companies have not registered and filed a majority of the lease contracts with competent authorities. As such, PRC Group Companies may be ordered by the authorities to rectify within a stipulated period of time. If PRC Group Companies do not rectify as required within stipulated period of time, PRC Group Companies may be subject to fine ranged from RMB 1,000 to 10,000 for each unregistered lease contract. As of the date of this Legal Opinion, PRC Group Companies have not received any rectification order, penalties or fines with respect to the non-compliance with the filing requirements imposed by the PRC Law on Administration of Urban Real Estate.

2. The landlords of some leasing properties have not obtained title certificate.

No.	Leasee	Landlord	Address of the Leasing Property	Area (M2)	Use	Term
1	Guiyang Building DreamStar Technology Co., Ltd.	Guizhou Shuanhui Big Data Industry Development Co., Ltd.（贵州数安汇大数据产业发展有限公司）	4th Floor, Building of Guiyang Big Data Security Industry Demonstration Zone, Shu'an Avenue, Guiyang Economic and Technological Development Zone	1,566	Work Space	2020.01.01- 2022.12.31
2	Shenzhen Chuangzhangu Innovation Entrepreneurship Co., Ltd.	Shenzhen Bay Technology Development Co. Ltd.（深圳湾科技发展有限公司）	No. 05, 2nd Floor, Podium Building 5, Software Industry Base, No. 1003, Keyuan Road, Nanshan District, Shenzhen	2613.94	Work Space	2021.02.28- 2024.02.27

The landlords of above leasing properties have not obtained title certificate. Pursuant to the Civil Code of the People’s Republic of China (“PRC Civil Code”), if the landlords are not the owners of the leasing properties or have not obtain authorization from the owners, the above leasing contracts will be deemed to be invalid. Considering that the above landlords are companies affiliated to government agencies, and they have confirmed that they have the right to lease these properties to the PRC Group Companies, the risk of the above lease contracts being deemed invalid would be low.

LEGAL OPINION

3. Some PRC Group Companies have not obtain authorization or consent from landlord to sublease.

No.	Leasee	Landlord	Address of the Leasing Property	Area (M2)	Use	Term
1	Shenzhen Shengshifangzhou Management Co., Ltd.	Shenzhen Bay Technology Development Co. Ltd.（深圳湾科技发展有限公司）	No. 1, 6th Floor, Shenzhen Bay Venture Capital Building, Nanshan District, Shenzhen	1,854.20	Research, Office	2019.12.27 - 2022.12.26

Pursuant to the PRC Civil Code, where the lessee subleases the leasing properties without the consent of the landlord, the landlord may rescind the contract. The above lease contract does not explicitly provide the lessee the right to sublease. Therefore, if the PRC Group Company Shenzhen Shengshifangzhou Management Co., Ltd. sublease the property without authorization or consent of the landlord, the landlord may rescind the above lease contract.

4. The landlords of some leasing properties are not owners of the properties and have not obtain consent from the owners to sublease.

No.	Leasee	Landlord	Address of the Leasing Property	Area (M2)	Use	Term
1	Shenzhen Building DreamStar Co., Ltd.	Management Committee of Shangdan Park of Shangluo City	2nd Floor, Building A and B, Management Committee Building of Shangdan Park, No. 1 of Shangdan Avenue, Shangluo City	3,499	Work Space	2017.03.15 - 2025.03.14
2	Shenzhen Building DreamStar Co., Ltd.	Management Committee of Zhumeng New District of Anqing City	Lianchuang Center Building, Zhumeng New District, No.188 Wenyuan Road, Yixiu District, Anqing City	20,000	Work Space	2018.08.01 - 2023.07.31

LEGAL OPINION

3	Shenzhen Building DreamStar Co., Ltd.	Management Committee of Anyang High-tech Industrial Development Zone	Scientific Research Building, Torch R&D Park, Anyang High-tech Industrial Development Zone	6,000	Work Space	2018.10.01 - 2023.09.30
4	Shenzhen Building DreamStar Co., Ltd.	Guangrao Sub-district Office, Guangrao County	Hengfeng Building, Yingbin Road, Guangrao County, Dongying City, Shandong Province	3,400, may provide another 1,700 M2 depending on the situation	Work Space	2019.11.20 - 2024.11.19
5	Shenzhen Building DreamStar Co., Ltd.	Longyan Xinluo District Merchants Service Co., Ltd.	Building A, 618 Venture Building, Longzhou Industrial Park, Xinluo District, Longyan City, Fujian Province	7,894	Work Space	2020.06.01 - 2025.05.31
6	Shenzhen Shengshifangzhou Management Co., Ltd.	Shenzhen Bay Technology Development Co. Ltd.（深圳湾科技发展有限公司）	No. 1, 6th Floor, Shenzhen Bay Venture Capital Building, Nanshan District, Shenzhen	1,854.20	Research, Office	2019.12.27 - 2022.12.26

Pursuant to the PRC Civil Code, where the lessee subleases the leasing properties without the consent of the landlord, the landlord may rescind the contract. The landlords of the above leasing properties are not owners of the properties and have not obtained consent from the owners to sublease, therefore, the owner may rescind the lease contracts between the owners and the above landlords, and thus the lease contracts between the above landlords and the PRC Group Companies will become invalid. Considering that the above landlords are government agencies or companies affiliated to government agencies, and they have confirmed that they have the right to lease these properties to the PRC Group Companies, the risk of the above lease contracts being deemed invalid would be low.

LEGAL OPINION

5. The actual use of some leasing properties are inconsistent with the use stated in the title certificate.

No.	Leasee	Landlord	Address of the Leasing Property	Area (M2)	Use	Term
1	Beijing Building DreamStar Technology Co., Ltd.	Beijing Hangfeng Park Technology Development Co., Ltd.	11th, 12th, 13th and 14th Floors of Building D (Elevator floors 12, 15, 16, 17), No. 1 Hangfenglu Courtyard, Fengtai District, Beijing	4,947.2	Work Space	2016.11.28 - 2024.11.27
2	Wuhan Chuangxiangzhixing Technology Co., Ltd.	Wuhan Iron and Steel (Group) Company	3rd Floor, 6th Floor, 7th Floor, 3rd Floor, 7-10th Floor, 14-15th Floor, 17-18th Floor, 22-24th Floor, 26th Floor, Building A, WISCO Building, No. 999, Youyi Avenue, Wuhan	19,364.44	Work Space	2016.04.25 - 2022.04.24
3	Shenzhen Jinhui Commercial Technology Co., Ltd.	Shenzhen Zhongxing Hezhong Management Co., Ltd.	6th Floor, 7th Floor, ZTE Technology R&D Building, No. 13 Gaoxin 4th Road, Nanshan District, Shenzhen	3,896	Work Space	2014.02.01 - 2024.02.01
4	Shenyang Building DreamStar Technology Co., Ltd.	Shenyang Northeast Headquarters Base Development and Construction Co., Ltd.	Building 6, West 11th District, No.888 Puhe Avenue, Shenbei New District, Shenyang	1,414.19	Work Space	2018.05.15 - 2024.05.14
5	Shenyang Building DreamStar Technology Co., Ltd.	Shenyang Northeast Headquarters Base Development and Construction Co., Ltd.	Building 5, West 11th District, No.888 Puhe Avenue, Shenbei New District, Shenyang	1,414.19	Work Space	2018.12.01 - 2024.11.30

Pursuant to Land Administration Law of the People's Republic of China, which was most recently revised in August 26, 2019, in the case of a failure to use state-owned land according to the approved purposes, the competent departments for natural resources of the people's governments at or above the county level shall order the land returned and impose a fine. The actual use of the above leasing properties are inconsistent with the use stated in the title certificate. Therefore, the competent departments for natural resources of the people's governments at or above the county level may order the land returned and impose a fine on the owners.